                                                                Exhibit - 4.01.2

                                                                  EXECUTION COPY

                                AMENDMENT NO. 2

     AMENDMENT NO. 2, dated as of December 4, 2000 (this "Amendment"), to the Third Amended and Restated Credit Agreement, dated as of September 30, 1999 (as amended by Amendment No. 1, dated as of February 17, 2000, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among CSK AUTO, INC. (the "Company"), the several lenders from time to time parties to the Credit Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), DLJ CAPITAL FUNDING, INC., a Delaware corporation, as syndication agent for the Lenders (the "Syndication Agent") and LEHMAN COMMERCIAL PAPER INC., a Delaware corporation, as documentation agent for the Lenders (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company has requested that the Lenders consent to amend certain provisions of the Credit Agreement; and

     WHEREAS, the Lenders are willing to consent to the requested amendment on and subject to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Unless otherwise defined herein, terms in the Credit Agreement are used herein as therein defined.

     2.  Amendments to the Credit Agreement.

     (a) Amendment to Section 1.1 (Defined Terms).(i) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

         "First Delivery Date": the date on which the Company shall have delivered to the Administrative Agent and the Lenders its financial statements referred to in Section 7.1(b) for the first quarter of Fiscal Year 2001.

         "Fiscal Year": the fiscal year of the Company ending on the Sunday closest to January 31 of the following year.

         "Pricing Grid A": the pricing grid attached hereto as Annex A-1.

         "Pricing Grid B": the pricing grid attached hereto as Annex A-2.

         "Second Delivery Date": February 5, 2002.

         "Term Loan Lenders": the collective reference to each Tranche B Lender, Tranche B-1 Lender and Tranche B-2 Lender.

               (ii) Section 1.1 of the Credit Agreement is hereby further amended by deleting the words "October 31, 2001" in the definition of "Revolving Credit Termination Date" and replacing them with the words "October 31, 2002."

               (iii) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Applicable Margin" and "Commitment Fee Rate" and substituting in lieu therefor the following new definitions:

                    "APPLICABLE MARGIN": (a) From the Closing Date until (but excluding) the First Delivery Date, for each Loan, 3.00% for Eurodollar Rate Loans and 2.00% for Alternate Base Rate Loans.

                    (b) From and after the First Delivery Date, for each Type of Loan, the rate per annum determined pursuant to Pricing Grid A.

                    (c) From and after the Second Delivery Date, for each Type of Loan, the rate per annum determined pursuant to Pricing Grid B.

                    "COMMITMENT FEE RATE": (a) From the Closing Date until (but excluding) the First Delivery Date, 0.5%, (b) from and after the First Delivery Date, the rate per annum determined pursuant to Pricing Grid A and
     (c) from and after the Second Delivery Date, the rate per annum determined pursuant to Pricing Grid B.

               (iv) Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Delivery Date", "Pricing Grid" and "Tranche B-2 Delivery Date".

          (b) AMENDMENT TO SECTION 8.6 (LIMITATION ON INVESTMENTS, LOANS AND ADVANCES). Section 8.6(h) is hereby amended by deleting it in its entirety and substituting in lieu therefor the following new section:

          "(h) the Company and its Subsidiaries may make acquisitions of companies engaged primarily in businesses similar to the businesses in which the Company and its Subsidiaries are engaged to the extent that the amount expended to make such acquisitions is permitted pursuant to subsection 8.7(a) or (d); and"

          (c) AMENDMENT TO SECTION 8.7 (CAPITAL EXPENDITURES). Section 8.7 is hereby amended as follows:

               (i) The lead-in sentence in Section 8.7 is hereby amended by deleting in its entirety such sentence and substituting in lieu therefor the following words:

          "Unless otherwise consented to by the Supermajority Lenders, make or commit to make any Capital Expenditures, except that the Company and its Subsidiaries may make or commit to make Capital Expenditures".

      (ii) Section 8.7(b) is hereby amended by deleting such section in its entirety and substituting in lieu therefor the words "[Reserved]".

      (iii) Section 8.7(d) is hereby amended by (A) deleting the table in such section and substituting in lieu therefor the following:

          Fiscal Year                   Base Amount
          -----------                   -----------
          1998                          $30,000,000
          1999                          $50,000,000
          2000                          $30,000,000
          2001                          $30,000,000
          2002                          $30,000,000
          2003                          $30,000,000

and (B) deleting the word "$15,000,000" in the proviso thereto and replacing it with the word "$5,000,000".

      (d) Amendment to Section 8.9 (Debt to EBITDA). Section 8.9(a) of the Credit Agreement is hereby amended by deleting the table therein and substituting in lieu therefor the following new table:

          Fiscal Year              Fiscal Quarter                  Ratio
          -----------              --------------                  -----
          1999                         Second                    4.50 to 1
                                        Third                    4.50 to 1
                                       Fourth                    4.50 to 1
          2000                          First                    4.50 to 1
                                       Second                    4.00 to 1
                                        Third                    4.00 to 1
                                       Fourth                    4.25 to 1
          2001                          First                    4.25 to 1
                                       Second                    4.00 to 1
                                        Third                    4.00 to 1
                         Fourth and each fiscal quarter
                                   thereafter                    3.75 to 1

      (e) Amendment to Section 8.10 (Interest Coverage). Section 8.10 of the Credit Agreement is hereby amended by deleting the table therein and substituting in lieu therefor the following new table:

                                                                  Interest
          Fiscal Year              Fiscal Quarter              Coverage Ratio
          -----------              --------------              --------------
          1999                         Second                    2.25 to 1
                                        Third                    2.25 to 1
                                       Fourth                    2.75 to 1
          2000                          First                    2.75 to 1
                                       Second                    2.75 to 1
                                        Third                    2.75 to 1
                                       Fourth                    2.25 to 1
          2001                          First                    2.25 to 1
                                       Second                    2.35 to 1
                                        Third                    2.50 to 1

                         Fourth and each fiscal quarter
                                   thereafter                  2.75 to 1

          (f) Amendment to Section 8.13 (Prepayments and Amendments of Permanent Subordinated Debt). Section 8.13 is hereby amended by deleting it in its entirety and substituting in lieu therefor the following new section:

     "(a) Optionally prepay, optionally retire, optionally redeem, optionally purchase, optionally defease, optionally exchange, or make any mandatory prepayment or any mandatory repurchase of any Permanent Subordinated Debt (other than the refinancing of the Permanent Subordinated Debt contemplated in the definition thereof) or pay any interest on the Permanent Subordinated Debt in cash if such interest may be paid by the issuance of additional Permanent Subordinated Debt or (b) amend, supplement or otherwise modify any documentation governing any Permanent Subordinated Debt (other than (i) amendments to such Permanent Subordinated Debt which reduce the interest rate or extend the maturity thereof and (ii) waivers of compliance by the Company with any of the terms or conditions of such Permanent Subordinated Debt (except those terms or conditions which by their terms are for the benefit of the Lenders))."

          (g) Amendment to Annex A. Annex A to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Annexes A-1 and A-2 attached hereto.

          (h) Amendment to Schedule 5.12. Schedule 5.12 to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule
5.12 attached hereto.

          3. Representations and Warranties. To induce the Administrative Agent and the Lenders parties thereto to enter into this Amendment, the Company hereby represents and warrants to the Administrative Agent and the Lenders as of the Amendment Effective Date that:

          (a) The Company has the corporate power and authority to make and deliver this Amendment, and to perform the Credit Documents to which it is a party, as amended by this Amendment, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and the performance of the Credit Documents, as so amended.

          (b) No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution and delivery of the Company of this Amendment, or for the performance, validity or enforceability against the Company, of this Amendment or the Credit Documents to which it is a party, as amended by this Amendment, except for consents, authorizations and filings which have been obtained or made and are in full force and effect.

          (c) This Amendment has been duly executed and delivered by the Company.

          (d) This Amendment and each Credit Document to which the Company is a party, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (e) The execution, delivery and performance of this Amendment and the performance of the Credit Documents to which the Company is a party, as amended by this Amendment, (i) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any Subsidiary of the Company or any of their respective properties or assets, in a manner which, individually or in the aggregate, (x) would have a material adverse effect on the ability of the Company or such Subsidiary to perform its obligations under the Credit Documents, as amended by this Amendment, (y) would give rise to any liability on the part of the Administrative Agent or any Lender or (z) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (ii) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for Liens arising under the Security Documents.

          (f) The representations and warranties made by the Company in each Credit Document to which it is a party and herein are true and correct in all material respects on and as of the Amendment Effective Date, before and after giving effect to this Amendment, as if made on the Amendment Effective Date.

          4. Conditions Precedent. This Amendment shall become effective as of the date (the "Amendment Effective Date") when each of the conditions precedent set forth below shall have been satisfied or waived:

          (a) the Administrative Agent shall have received (i) this Amendment, executed and delivered by a duly authorized officer of the Company, the Administrative Agent and each Revolving Credit Lender and the Required Lenders (which may include the Revolving Credit Lenders) and (ii) each party to a Guarantee shall have acknowledged and agreed to this Amendment;

          (b) the Administrative Agent shall have received for the benefit of Lenders, the fees set forth in the certain Amendment Fee Letter, dated as of November 15, 2000, among the Company, Chase Securities Inc. and the Administrative Agent; and

          (c) on and as of the Amendment Effective Date and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

          5. Determination of Fees and Interest. Commitment Fees and interest accrued on the Loans prior to the Amendment Effective Date shall be determined based on the Commitment Fee Rate and the Applicable Margin, as applicable, in effect immediately prior to the Amendment Effective Date in accordance with the terms of the Credit Agreement prior to giving effect to this Amendment. Commitment Fees and interest accrued on the Loans on and after the Amendment Effective Date shall be determined based on the Commitment Fee Rate and the Applicable Margin, as applicable, in effect in accordance with the terms of the Credit Agreement as amended by this Amendment.

          6. Continuing Effect of Credit Documents. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Credit Documents are and shall remain in full force and effect in accordance with their respective terms.

          7. Expenses. The Company agrees to pay or reimburse the Lenders for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith, and consummation of the transactions contemplated hereby and thereby, including the reasonable fees and expenses of counsel to the Lenders.

          8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          9. Counterparts; Binding Effect. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages thereof. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                        CSK AUTO, INC.




                                        By: /s/ Don W. Watson
                                           -------------------------------------
                                           Name:  Don W. Watson
                                           Title: CFO

                                        THE CHASE MANHATTAN BANK, as
                                         Administrative Agent, Issuing Bank
                                         and a Lender


                                        By: /s/ Neil R. Boylan
                                           -------------------------------------
                                           Name: Neil R. Boylan
                                           Title: Managing Director

                                                                       ANNEX A-1


                                 PRICING GRID A

                                            Alternate Base           Eurodollar Rate
Leverage Ratio                                Rate Loans                  Loans               Commitment Fee Rate
-----------------------------------------------------------------------------------------------------------------------
greater than 4.5 to 1                          2.50%                    3.50%                        0.50%
less than or equal to 4.5 to 1                 2.25%                    3.25%                        0.50%
less than or equal to 4.0 to 1                 2.00%                    3.00%                        0.50%
less than or equal to 3.5 to 1                 1.75%                    2.75%                        0.50%
less than or equal to 3.0 to 1                 1.50%                    2.50%                       0.375%


Changes in the Applicable Margin or the Commitment Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Administrative Agent pursuant to subsection 7.1(a) or (b) (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year, as the case may be) and (b) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified subsection 7.1, then, until such financial statements are delivered, the Leverage Ratio shall be deemed to be the same as with respect to the immediately preceding period; provided, however, that if such financial statements, when actually delivered, would have required an increase in the Applicable Margin or Commitment Fee Rate over the Applicable Margin or Commitment Fee Rate, as the case may be, in effect immediately prior to the date such financial statements were due, the Company shall promptly pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin or Commitment Fee Rate, as the case may be, been in effect from the date such financial statements were required to be delivered.

                                                                       ANNEX A-2


                                 PRICING GRID B

                                            Alternate Base           Eurodollar Rate
Leverage Ratio                                Rate Loans                  Loans               Commitment Fee Rate
-----------------------------------------------------------------------------------------------------------------------
greater than 4.5 to 1                          2.75%                    3.75%                        0.50%
less than or equal to 4.5 to 1                 2.50%                    3.50%                        0.50%
less than or equal to 4.0 to 1                 2.25%                    3.25%                        0.50%
less than or equal to 3.5 to 1                 2.00%                    3.00%                        0.50%
less than or equal to 3.0 to 1                 1.75%                    2.75%                       0.375%


Changes in the Applicable Margin or the Commitment Fee Rate resulting from changes in the Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Administrative Agent pursuant to subsection 7.1(a) or (b)(but in any event not later than the 50th day after the end of each of the fist three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year, as the case may be) and (b) and shall remain in effect until the next change to be effected pursuant to this paragraph; provided that for the period from the Second Delivery Date until the delivery of financial statements pursuant to subsection 7.1(a) for the Fiscal Year 2001, the Leverage Ratio shall be determined based on the financial statements pursuant to subsection 7.1(b) for the third quarter of Fiscal Year 2001. If any financial statements referred to above are not delivered within the time periods specified in subsection 7.1, then, until such financial statements are delivered, the Leverage Ratio shall be deemed to be the same as with respect to the immediately preceding period; provided, however, that if such financial statements, when actually delivered, would have required an increase in the Applicable Margin or Commitment Fee Rate over the Applicable Margin or Commitment Fee Rate, as the case may be, in effect immediately prior to the date such financial statements were due, the Company shall promptly pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin or Commitment Fee Rate, as the case may be, been in effect from the date such financial statements were required to be delivered.

                                 Schedule 5.12

                                  SUBSIDIARIES

A.   DOMESTIC SUBSIDIARIES*

     1.   CSKAUTO.COM, Inc., a Delaware corporation
     2.   Automotive Information Systems, Inc., a Minnesota corporation

B.   FOREIGN SUBSIDIARIES


















-------------------------
*    Al's and Grand Auto Supply was merged into the Company on February 17,
     2000.

                          ACKNOWLEDGEMENT AND CONSENT

          Each of the Undersigned does hereby acknowledge and consent to the foregoing Amendment. Each of the Undersigned does hereby confirm and agree that, after giving effect to such Amendment, its Guarantee is and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects.

                                        CSK AUTO CORPORATION


                                        By: /s/ Don W. Watson
                                           -------------------------------------
                                           Name:  Don W. Watson
                                           Title: CFO


                                        CSKAUTO.COM, INC.
                                        AUTOMOTIVE INFORMATION SYSTEMS, INC.



                                        By: /s/ Don W. Watson
                                           -------------------------------------
                                           Name:  Don W. Watson
                                           Title: CFO

                              Alliance Investments Ltd

                              Authorized Signatory:

                              By: /s/ Illegible
                                 --------------------------------
                              Name: Illegible
                              Title: Authorized Signatory


                              Bank One, NA
                              -----------------------------------
                              Name of Lender


                              By: /s/ Catherine A. Muszynski
                                 --------------------------------
                              Name: Catherine A. Muszynski
                              Title: Vice President


                              Bank Polska Kasa Opieki SA
                              ------------------------------------
                              Name of Lender


                              By: /s/ Harvey Winter
                                 ---------------------------------
                              Name: Harvey Winter
                              Title: Vice President


                              STRATEGIC MANAGED LOAN PORTFOLIO
                              ------------------------------------
                              By: Citibank, N.A., as Manager


                              By: /s/ Hans L. Christensen
                                 ---------------------------------
                                        Hans L. Christensen
                                             Director


                              OSPREY INVESTMENTS PORTFOLIO
                              ------------------------------------
                              By: Citibank, N.A., as Manager


                              By: /s/ Hans L. Christensen
                                 ---------------------------------
                                        Hans L. Christensen
                                             Director



                              Citibank N.A. as Additional Investment
                              Manager for and on behalf of
                              Five Finance Corporation


                              By: /s/ Hans L. Christensen
                                 ---------------------------------
                                        Hans L. Christensen
                                             Director



                              By: /s/ M.G. Regan
                                 ---------------------------------
                                             Mike Regan


                              CREDIT-SUISSE FIRST BOSTON --
                              CAYMAN ISLANDS BRANCH
                              -------------------------------------
                              Name of Lender



                              By: /s/ Paul Corona
                                 ----------------------------------
                              Name: Paul Corona
                              Title: Vice President

                                        CYPRESSTREE INVESTMENT PARTNERS I, LTD

                                        By: CypressTree Investment Management
                                            Company, Inc. as Portfolio Manager

                                        By: /s/ JEFFERY W. HEUER
                                            ------------------------------------
                                            Name: JEFFERY W. HEUER
                                            Title: PRINCIPAL

                                        CYPRESSTREE INVESTMENT PARTNERS II, LTD

                                        By: CypressTree Investment Management
                                            Company, Inc. as Portfolio Manager

                                        By: /s/ JEFFERY W. HEUER
                                            ------------------------------------
                                            Name: JEFFERY W. HEUER
                                            Title: PRINCIPAL

                                        CYPRESSTREE SENIOR FLOATING RATE FUND

                                        By: CypressTree Investment Management
                                            Company, Inc. as Portfolio Manager

                                        By: /s/ JEFFERY W. HEUER
                                            ------------------------------------
                                            Name: JEFFERY W. HEUER
                                            Title: PRINCIPAL

                                        NORTH AMERICAN SENIOR FLOATING RATE FUND

                                        By: CypressTree Investment Management
                                            Company, Inc. as Portfolio Manager

                                        By: /s/ JEFFERY W. HEUER
                                            ------------------------------------
                                            Name: JEFFERY W. HEUER
                                            Title: PRINCIPAL

                                            K2A CypressTree-1 LLC
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ KIMBERLY ROWE
                                            ------------------------------------
                                            Name: KIMBERLY ROWE
                                            Title: AUTHORIZED AGENT

                                            ELT Ltd.
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ ANN E. MORRIS
                                            ------------------------------------
                                            Name: ANN E. MORRIS
                                            Title: AUTHORIZED AGENT

                                        Erste Bank
                                        ----------------------------------------
                                        Name of Lender


                                        By:  /s/ John Fay
                                            ------------------------------------
                                            Name: John Fay
                                            Title: Assistant Vice President
                                                   Erste Bank New York Branch


                                        /s/ John S. Runnion
                                        ----------------------------------------
                                        John S. Runnion
                                        First Vice President
                                        Erste Bank New York Branch


                                        Firstar Bank, N.A.
                                        ----------------------------------------
                                        Name of Lender


                                        By:  /s/ Mark A. Whitson
                                            ------------------------------------
                                            Name: Mark A. Whitson
                                            Title: Vice President


                                        First Union National Bank
                                        ----------------------------------------
                                        Name of Lender


                                        By:  /s/ Anthony D. Braxton
                                            ------------------------------------
                                            Name: Anthony D. Braxton
                                            Title: Vice President


                                        Fleet Bank
                                        ----------------------------------------
                                        Name of Lender


                                        By:  /s/ Frances L. Mueller
                                            ------------------------------------
                                            Name: Frances L. Mueller
                                            Title: Vice President


                                        General Electric Capital Corporation
                                        ----------------------------------------
                                        Name of Lender


                                        By:  /s/ Robert M. Kadlick
                                            ------------------------------------
                                            Name: Robert M. Kadlick
                                            Title: Duly Authorized Signatory


                                        Highland Legacy Limited
                                        ----------------------------------------
                                        Name of Lender


                                        By:  Highland Capital Management, L.P.
                                             as Collateral Manager


                                        By:  /s/ Todd Travers
                                            ------------------------------------
                                            Name: Todd Travers
                                            Title: Senior Portfolio Manager


                                        MLCBO IV (Cayman) Ltd.
                                        ---------------------------------------
                                        Name of Lender


                                        By:  Highland Capital Management, L.P.
                                             as Collateral Manager


                                        By:  /s/ Todd Travers
                                            ------------------------------------
                                            Name: Todd Travers
                                            Title: Senior Portfolio Manager

                              PAMCO Cayman, Ltd
                              -----------------------------------
                              Name of Lender
                              By: Highland Capital Management, L.P.
                                  as Collateral Manager


                              By: /s/ Todd Travers
                                 --------------------------------
                              Name: Todd Travers
                              Title: Senior Portfolio Manager


                              IKB Deutsche Industriebank A.G.
                              Luxembourg Branch
                              -----------------------------------
                              Name of Lender


                              By: /s/ Illegible
                                 --------------------------------
                              Name: Illegible
                              Title: Manager


                              By: /s/ Illegible
                                 --------------------------------
                              Name: Illegible
                              Title: Director


                              INDOSUEZ CAPITAL FUNDING IIA, LIMITED
                              ------------------------------------
                              By: Indosuez Capital as Portfolio Advisor


                              By: /s/ Melissa Marano
                                 ---------------------------------
                              Name: Melissa Marano
                              Title: Vice President


                              INDOSUEZ CAPITAL FUNDING III, LIMITED
                              BY: Indosuez Capital as Portfolio Advisor


                              By: /s/ Melissa Marano
                                 ---------------------------------
                              Name: Melissa Marano
                              Title: Vice President



                              INDOSUEZ CAPITAL FUNDING IV, L.P.
                              BY: Indosuez Capital as Portfolio Advisor


                              By: /s/ Melissa Marano
                                 ---------------------------------
                              Name: Melissa Marano
                              Title: Vice President



                              STRATA FUNDING LTD.
                              By: INVESCO Senior Secured Management, Inc.
                                  As Sub-Managing Agent


                              By: /s/ Gregory Stoeckle
                                 ---------------------------------
                              Name: Gregory Stoeckle
                              Title: Authorized Signatory

                                        OASIS COLLATERALIZED HIGH INCOME
                                        PORTFOLIO-1, LTD.

                                        By: INVESCO Senior Secured Management,
                                        Inc. As Subadvisor

                                        By: /s/ GREGORY STOECKLE
                                            ------------------------------------
                                            Name: GREGORY STOECKLE
                                            ------------------------------------
                                            Title: AUTHORIZED SIGNATORY
                                            ------------------------------------

                                            K2H Crescent LLC
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ KIMBERLY ROWE
                                            ------------------------------------
                                            Name: KIMBERLY ROWE
                                            Title: AUTHORIZED AGENT


                                            K2H Crescent - 2 LLC
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ KIMBERLY ROWE
                                            ------------------------------------
                                            Name: KIMBERLY ROWE
                                            Title: AUTHORIZED AGENT


                                            K2H Crescent - 3 LLC
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ KIMBERLY ROWE
                                            ------------------------------------
                                            Name: KIMBERLY ROWE
                                            Title: AUTHORIZED AGENT


                                            Lehman Syndicated Loans Inc.
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ MICHELE SWANSON
                                            ------------------------------------
                                            Name: MICHELE SWANSON
                                            Title: AUTHORIZED SIGNATORY


                                            MORGAN STANLEY DEAN WITTER PRIME
                                            INCOME TRUST
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ SHEILA A. FINNERTY
                                            ------------------------------------
                                            Name: SHEILA A. FINNERTY
                                            Title: SENIOR VICE PRESIDENT


                                            NATIONAL BANK OF CANADA
                                            ------------------------------------
                                            Name of Lender

                                        By: /s/ DAVID W. SHAW
                                            ------------------------------------
                                            Name: DAVID W. SHAW
                                            Title: VICE PRESIDENT

                                        Sanwa Bank California
                                        ----------------------------------------
                                        Name of Lender

                                        By: /s/ John F. King
                                            ------------------------------------
                                            Name:  John F. King
                                            Title: Assistant Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                        CSK AUTO, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE CHASE MANHATTAN BANK as
                                         Administrative Agent, Issuing Bank and
                                         a Lender

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SENIOR DEBT PORTFOLIO
                                        By: Boston Management and Research
                                            as Investment Advisor
                                        ----------------------------------------
                                        Name of Lender

                                        By: /s/ Payson F. Swaffield
                                            ------------------------------------
                                            Name:  PAYSON F. SWAFFIELD
                                            Title: VICE PRESIDENT

                                        Stanfield CLO Ltd.
                                        By: Stanfield Capital Partners LLC
                                            as its Collateral Manager
                                        ----------------------------------------
                                        Name of Lender

                                        By: /s/ Gregory L. Smith
                                            ------------------------------------
                                            Name:  Gregory L. Smith
                                            Title: Partner

                                        Stanfield/RMF Transatlantic CDO Ltd.
                                        By: Stanfield Capital Partners LLC
                                            as its Collateral Manager
                                        ----------------------------------------
                                        Name of Lender

                                        By: /s/ Gregory L. Smith
                                            ------------------------------------
                                            Name:  Gregory L. Smith
                                            Title: Partner

                                        Crescent/Mach I Partners, L.P.,
                                        By: TCW Asset Management Company,
                                            its Investment Manager


                                        By: /s/ SIGNATURE ILLEGIBLE
                                            ------------------------------------

                                    The Sumitomo Trust & Banking Co., Ltd.
                                    --------------------------------------------
                                    Name of Lender            New York Branch

                                    By: /s/ Stephanie M. Fowler
                                       -----------------------------------------
                                       Name: Stephanie Fowler
                                       Title: Vice President

                                    VAN KAMPEN
                                    PRIME RATE INCOME TRUST
                                    By: Van Kampen Investment Advisory Corp.


                                    By: /s/ William D. Lenga
                                       -----------------------------------------
                                       Name:  William D. Lenga
                                       Title: Assistant Portfolio Manager
                                              Vice President

                                    VAN KAMPEN
                                    SENIOR INCOME TRUST
                                    By: Van Kampen Investment Advisory Corp.


                                    By: /s/ William D. Lenga
                                       -----------------------------------------
                                       Name:  William D. Lenga
                                       Title: Assistant Portfolio Manager
                                              Vice President

                                    VAN KAMPEN CLO I, LIMITED
                                    BY: VAN KAMPEN
                                    MANAGEMENT INC.,
                                    as Collateral Manager

                                    By: /s/ William D. Lenga
                                       -----------------------------------------
                                       Name:  William D. Lenga
                                       Title: Assistant Portfolio Manager
                                              Vice President

                                    VAN KAMPEN CLO II, LIMITED
                                    BY: VAN KAMPEN
                                    MANAGEMENT INC.,
                                    as Collateral Manager

                                    By: /s/ William D. Lenga
                                       -----------------------------------------
                                       Name:  William D. Lenga
                                       Title: Assistant Portfolio Manager
                                              Vice President


                                               Wells Fargo Bank N.A.
                                    --------------------------------------------
                                    Name of Lender


                                    By: /s/ Michael Real
                                       -----------------------------------------
                                       Name:  Michael Real
                                       Title: Vice President

                         SEQUILS I, LTD

                         By: TCW Advisors, Inc. as its
                             Collateral Manager


                         By: /s/ [Illegible]
                            -----------------------------------------
                         Name:
                         Title:


                         By: /s/ Jonathan R. Insull
                            -----------------------------------------
                         Name: Jonathan R. Insull
                         Title: Senior Vice President


                         SEQUILS IV. LTD

                         By: TCW Advisors, Inc. as its
                             Collateral Manager

                         By: /s/ [Illegible]
                            -----------------------------------------
                         Name:
                         Title:


                         By: /s/ Jonathan R. Insull
                            -----------------------------------------
                         Name: Jonathan R. Insull
                         Title: Senior Vice President



                         TRANSAMERICA BUSINESS CREDIT CORPORATION
                         --------------------------------------------
                         Name of Lender


                         By: /s/ Stephen K. Goetschius
                            -----------------------------------------
                         Name: Stephen K. Goetschius
                         Title: Senior Vice President



                         THE INDUSTRIAL BANK OF JAPAN, LIMITED
                         --------------------------------------------
                         Name of Lender


                         By: /s/ Vicente L. Timiraos
                            -----------------------------------------
                         Name: Vicente L. Timiraos
                         Title: Joint General Manager



                         THE MITSUBISHI TRUST AND BANKING CORPORATION
                         --------------------------------------------
                         Name of Lender


                         By: /s/ Toshihiro Hayashi
                            -----------------------------------------
                         Name: Toshihiro Hayashi
                         Title: Senior Vice President


                         THE PROVIDENT BANK
                         --------------------------------------------
                         Name of Lender


                         By: /s/ Nick Jevic
                            -----------------------------------------
                         Name: Nick Jevic
                         Title: Senior Vice President